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                                                                EXHIBIT 99(d)(2)

                                     Annex A

February 3, 2000

The division of investment adviser and administrator services and the compensation for such services shall be as follows:


Goldman Sachs Asset Management              Annual Rate (%)
------------------------------              ---------------

Goldman Sachs High Yield Fund                   0.70
Goldman Sachs Growth and Income Fund            0.75
Goldman Sachs CORE Large Cap Growth Fund        0.70
Goldman Sachs Mid Cap Value Fund                0.80
Goldman Sachs CORE Small Cap Equity Fund        0.75
Goldman Sachs CORE U.S. Equity Fund             0.70
Goldman Sachs Capital Growth Fund               0.75
Goldman Sachs CORE Large Cap Value Fund         0.70
Goldman Sachs CORE International Equity Fund    0.85
Goldman Sachs Short Duration Government Fund    0.55
Goldman Sachs Internet Tollkeeper Fund          1.00

Goldman Sachs Asset Management International
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Goldman Sachs Global Income Fund                0.90
Goldman Sachs International Equity Fund         1.00